UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Raptor Pharmaceutical Corp. (the “Company”) has determined to change the date of the Company's Annual Meeting of Stockholders (the "2016 Annual Meeting") to November 15, 2016. In connection with the change of the date of the 2016 Annual Meeting, stockholders of record at the close of business on September 16, 2016 will be entitled to notice of and to vote upon the matters to be considered at the 2016 Annual Meeting, which will be held at the Company's headquarters at 7 Hamilton Landing, Suite 100, Novato, California 94949.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by the Company's corporate secretary at the Company's headquarters, on or before the close of business on August 17, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and mail its proxy materials.  Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company’s proxy materials for the 2016 Annual Meeting.

In accordance with the Company’s bylaws, stockholders desiring to nominate a director or bring any other business before the stockholders at the 2016 Annual Meeting must notify the Company’s corporate secretary in writing no later than the close of business on or before August 17, 2016. Any notices must be received by the Company at 7 Hamilton Landing, Suite 100, Novato, California 94949, Attn: Corporate Secretary, on or before August 17, 2016 and must set forth the information specified in and comply with all other requirements of the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Chief Financial Officer